Exhibit 3.1.2

State of California
Secretary of State

    I, DEBRA BOWEN, Secretary of State of the State of California, hereby certify:

    That the attached transcript of ____/        page(s) is a full, true and correct copy of the original record in the custody of this office.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of MAY 25 2010

DEBRA BOWEN
Secretary of Statee

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION

The undersigned certify that:

    1.           They are the President and Secretary, respectively, of Circle Bancorp, a California corporation.

    2.           Section 1 of Article Four of the Articles of Incorporation of this corporation is amended solely to effectuate a reverse stock split to read as follows:

        Four: 1. The total number of shares of all classes of stock which the corporation shall have authority to issue is twenty million (20,000,000), of which ten million (10,000,000) shares shall be Common Stock and ten million (10,000,000) shares shall be Preferred Stock. Upon amendment of this Article to read as herein set forth, each six outstanding shares of Common Stock are combined and converted into one share of Common Stock.

    3.           The foregoing amendment of Section 1 of Article Four of the Articles of Incorporation has been duly approved by the board of directors.

    4.           The foregoing amendment of Section 1 of Article Four of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 903, California Corporations Code. The total number of outstanding shares of the corporation entitled to vote with respect to the amendment is 6,897,847. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

    We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: May 20, 2010

Kimberly Kaselionis, President

Steven Leonard, Secretary

S. ALAN ROSEN* ROBERT P. BECKHAM III ARTHUR A. COREN* GARY M. HORGAN YOUNG H. PARK MEL ARANOFF* KHOI DANG *A LAW CORPORATION OF COUNSEL RONALD R. COHN MICHAEL M. MURPHY	LAW OFFICES Horgan, Rosen, Beckham & Coren A LIMITED LIABILITY PARTNERSHIP SUITE 200 23975 PARK SORRENTO CALABASAS, CALIFORNIA 91302-4001 (818) 591-2121 FACSIMILE (818) 591-3838 www.horganrosen.com	LOS ANGELES (213) 975-9595 (310) 552-2010 SAN DIEGO (619) 295-3160
May 24, 2010
Client No.: C313-001
VIA OVERNIGHT DELIVERY
Mr. Michael Moulton
Chief Financial Officer
Circle Bancorp
1400A Grant Avenue
Novato, CA 94945

    Re: Reverse Stock Split

Dear Mike:

    I am enclosing one of the originally executed Certificates of Amendment of Articles of Incorporation for retention in Circle Bancorp’s Corporate Minute Book, under the Articles tab. As soon as we have completed the filing process we will return at least one of the additional copies of the Certificate of Amendment as certified filed by the Secretary of State.

    As you know, the reverse stock split will be deemed effective when filed by the Secretary of State. That will be the date we use to determine the shareholders entitled to the reverse stock split.

    Please let me know if you have any questions regarding the enclosed.

Very truly yours,
S. Alan Rosen
Professional Corporation

SAR:hdn
Enclosure

S. ALAN ROSEN* ROBERT P. BECKHAM III ARTHUR A. COREN* GARY M. HORGAN YOUNG H. PARK MEL ARANOFF* KHOI DANG *A LAW CORPORATION OF COUNSEL RONALD R. COHN MICHAEL M. MURPHY	LAW OFFICES Horgan, Rosen, Beckham & Coren A LIMITED LIABILITY PARTNERSHIP SUITE 200 23975 PARK SORRENTO CALABASAS, CALIFORNIA 91302-4001 (818) 591-2121 FACSIMILE (818) 591-3838 www.horganrosen.com	LOS ANGELES (213) 975-9595 (310) 552-2010 SAN DIEGO (619) 295-3160
June 3, 2010
VIA OVERNIGHT DELIVERY

Computershare
250 Royall Street
Canton, MA 02021
Attention: Ms. Laura Crosby,
  Project Manager - Corporate Actions

    Re:    Circle Bancorp
         One-for-Six Reverse Stock Split

Dear Ms. Crosby:

    We have been requested by our client, Circle Bancorp (the “Company”), a California corporation headquartered in Novato, California, to furnish our opinion to you regarding a one-for-six reverse split of the Company’s no par value common stock (the “Common Stock”). We are advised by the Company that the reverse stock split was approved by the Board of Directors and by the Company’s shareholders. The Certificate of Amendment effecting the reverse stock split was filed with the California Secretary of State on May 24, 2010, a copy of which is attached hereto as Exhibit “A.”

    As counsel for the Company with respect to this opinion, we have examined originals or certified, conformed, or photostatic copies, the authenticity of which have been established to our satisfaction, of such agreements, certificates, and other documents, including a certified copy of an amendment to the Company’s Articles of Incorporation effecting the reverse stock split and bearing the “filed” endorsement of the Office of the Secretary of State, a copy of which is attached hereto as Exhibit “A,” as we have deemed relevant and necessary as the basis for the opinions expressed in this letter. In all such examinations, we have assumed the genuineness of all signatures and certified documents and the conformity to the originals or certified copies of all the copies submitted to us as conformed or photostatic copies. As to various questions of fact material to our opinion, we have relied upon statements and certificates of the Company, its officers and others.

Ms. Laura Crosby
Computershare
June 3, 2010

    While we believe that the opinion as set forth below accurately reflects the state of relevant law, many of the opinions involve mixed questions of fact and law in matters as to which there is no clear precedent. Furthermore, both statutes and interpretations thereof are subject to change from time to time and, accordingly, we cannot assure you that, in the event any of the issues dealt with in the opinion as set forth below are litigated, our position would be sustained by the courts.

    Based upon the foregoing and such further review of fact and law as we have deemed necessary under the circumstances, it is our opinion that:

1.	All corporate action necessary to approve the reverse stock split has been duly and validly taken.

2.
The approximately 1,149,642 shares of “new” Common Stock to be issued in connection with the reverse stock split in exchange for the 6,897,847 outstanding shares of “old” Common Stock will, when certificates representing such shares are duly registered and countersigned by the transfer agent, be validly issued and outstanding, fully paid and nonassessable shares of the Common Stock of the Company.

3.
Fractional shares are not to be issued in connection with the reverse stock split. Shareholders otherwise entitled to receive fractional interests shall be rounded up to the next whole number and receive one additional share in lieu of their fractional interests.

4.
The shares of Common Stock to be issued in connection with the reverse stock split are exempt from registration with the Securities and Exchange Commission pursuant to the provisions of Section 2(3) of the Securities Act of 1933. No other permits from governmental agencies are required under California or Federal law and no stop orders have been issued in connection with the reverse stock split.

    For your information, the new CUSIP number for the Company’s Common Stock is 17254A 302. Please make the necessary arrangements to place the new CUSIP number on the existing supply of blank stock certificates.

Ms. Laura Crosby
Computershare
June 3, 2010

    This opinion is solely for your benefit and may not be relied upon by, nor may any copies be made or delivered to, any other person without our prior written consent. Should you have any questions regarding any of the matters discussed in this letter, please do not hesitate to contact Mr. S. Alan Rosen of this office.

Respectfully submitted,
HORGAN, ROSEN, BECKHAM & COREN, L.L.P.

HRBC:hdn
Enclosure

cc:	Ms. Kit M. Cole (w/o encl. - via email)
Mr. Michael Moulton (w/o encl. - via email)
Mr. Syed Hussaini (w/o encl. - via email)

CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION OF
NEW WEST BANCSHARES, INC.

    Kimberly Kaselionis and Victor Reizman certify that:

       1.           They are the President/CEO and Secretary, respectively, of New West Bancshares, lnc., a California corporation.

       2.           Article One of the Articles of Incorporation of this corporation is amended to read.

             “One: The name of the corporation is Circle Bancorp.”

       3.           The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

       4.           The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporation Code. The total number of outstanding shares of the Corporation is one. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

       5.           The further declare under penalty of perjury under the laws of the State of California that the matters set for in this certificate are true and correct of our knowledge.

       6.           Date: 9/18/08

Kimberly Kaselionis, President/CEO

Victor Reizman, Secretary

APPROVED February 5, 2001 DONALD R. MEYER Commissioner of Financial Institutions By KENNETH SAYRE-PETERSON Senior Counsel

CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION OF
NOVATO COMMUNITY BANK
    Kimberly A. Petrini and Coreen Cordova certify that:

       1.           They are the President and Secretary, respectively, of Novato Community Bank, a California corporation.

       2.           Article Two of the Articles of Incorporation of this corporation is amended to read:

    “The purpose of the corporation is to engage in the industrial banking business and any other lawful activities which are not, by applicable laws or regulations, prohibited to an industrial bank.”

       2A.           The foregoing amendment of the Articles of incorporation is not required to be approved by the shareholders, notwithstanding Section 902, California Corporations Code, pursuant to Section 58 of Chapter 1015 of the 1999-2000 California Legislative Session. The board or directors has approved this certificate.

       3.           We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: November 9, 2000

Kimberly A. Petrini, President

Coreen Cordova, Secretary

CERTIFICATE OF OWNERSHIP
Kit M. Cole and Kimberly A. Petrini certify as follows:

1.	They are the President and Secretary of Nuevaco Corporation, a California corporation.

2.	Nuevaco Corporation owns at least ninety percent of the shares of each class of New West Bancshares, Inc., a California corporation.

3.	The Board of Directors of Nuevaco corporation adopted the resolution attached hereto as Exhibit A.

4.	The Board of Directors of New West Bancshares, Inc. adopted the resolution attached hereto as Exhibit B.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: 9/24/99

Kit M. Cole, President, Nuevaco Corporation

Kimberly A. Petrini, Secretary, Nuevaco Corporation

RESOLUTIONS
OF THE
BOARD OF DIRECTORS
OF
NUEVACO CORPORATION
REGARDING MERGER
ADOPTED BY UNANIMOUS WRITTEN CONSENT

The following resolutions are adopted by Kit M. Cole, the sole director of Nuevaco Corporation, by unanimous written consent:

WHEREAS, this corporation, Nuevaco Corporation, a California corporation (“Nuevaco”) owns at least 90 percent of the outstanding shares of each class of New West Bancshares, Inc., a California corporation (“Bancshares”); and

WHEREAS, Bancshares desires that Nuevaco merge into Bancshares in a short form merger pursuant to Corporations Code Section 1110 on the terms and conditions set forth in a Merger Agreement in the form attached to this resolution as Exhibit A (the “Merger Agreement”); and

WHEREAS, the Board of Directors of Nuevaco believes it is in the best interests of Nuevaco to merge with Bancshares on the terms and conditions set forth in the Merger Agreement;

NOW, THEREFORE, BE IT RESOLVED, that Nuevaco be merged into Bancshares pursuant to Corporations Code Section 1110 on the terms and conditions set forth in the Merger Agreement (the “Merger”).

RESOLVED FURTHER that upon completion of the Merger Bancshares will be the surviving corporation and assume all the debts, liabilities and obligations of Nuevaco.

RESOLVED FURTHER, that the president or any vice president and the secretary or any assistant secretary are authorized and directed to do all acts and to execute, verify, and file all documents necessary to effectuate the Merger pursuant to Corporations Code Section 1110, including, but not limited to, execution, delivery and performance of the Merger Agreement and execution and filing of a Certificate of Ownership with the Secretary of State.

EXHIBIT A

RESOLVED FURTHER, that the approval of the Merger contained in these resolutions is subject to the approval of the shareholders of this corporation as provided in the Corporations Code.

Dated: 5 - 6, 1999

Kit M. Cole, Sole Director

2

MERGER AGREEMENT

       This Merger Agreement (the “Agreement”) is dated as of May 6th, 1999, by and between New West Bancshares, Inc. a California corporation (“NWB”) and Nuevaco Corporation, a California corporation (“Nuevaco”).

Recitals

       A.  Nuevaco is the owner of more than ninety percent of each class of the outstanding shares of NWB.

       B.  Nuevaco and NWB wish to merge under the provisions of California Corporations Code Section 1110 on the terms and conditions set forth in this Agreement with NWB being the surviving corporation.

       NOW, THEREFORE, NWB and Nuevaco agree as follows:

       1.  Nuevaco and NWB agree that Nuevaco shall be merged into NWB on the Effective Date (as defined below). NWB shall be the surviving corporation, and the shares of Nuevaco shall be converted into shares of NWB as set forth in Paragraph 2, below.

       2.  On the Effective Date each outstanding share of Nuevaco shall be converted into one share of NWB, and the shares of NWB previously held by Nuevaco will be canceled. On the Effective Date each previously issued and currently outstanding share of NWB (other than shares owned by Nuevaco) shall be converted into the right to be paid the sum of $0.50 for each share surrendered, and the owners of such shares shall have no further rights with respect to NWB other than the right to be paid the sum of $0.50 for each share and the rights provided by Sections 1300, 1301, 1302, 1303 and 1304 of the California Corporations Code.

       3.  As the surviving corporation, NWB shall succeed, on the Effective Date, to all of Nuevaco’s rights, assets, liabilities and obligations in accordance with the California General Corporation Law.

       4.  NWB shall give notice of the merger to all holders of shares of NWB (the “Shareholder Notice”) at least twenty days before the Effective Date. Such notice shall:

a.	advise the shareholders that the merger will become effective on or after the Effective Date;

1

EXHIBIT A

b.	be accompanied by a copy of this Agreement and Sections 1300, 1301, 1302, 1303 and 1304 of the California Corporations Code;

c.	contain a statement of the price determined by NWB to represent the fair market value of the shares not owned by Nuevaco;

d.	contain a brief description of the procedure to be followed if a shareholder of NWB other than Nuevaco desires to surrender such shareholder’s shares to NWB for payment of $0.50 per share;

e.
contain a brief description of the procedure to be followed if a shareholder of NWB other than Nuevaco desires to exercise such shareholder’s rights under Sections 1300, 1301, 1302, 1303 and 1304 of the California Corporations Code;

f.	be mailed to each shareholder by first class mail addressed to each shareholder at the address of the shareholder as it appears on the records of NWB.

       5.           The Effective Date shall be such date as a certificate of ownership is filed by and in the office of the California Secretary of State with all requisite accompanying certificates. In no event shall such submission be (a) sooner than twenty days after the Shareholder Notice to is mailed to all shareholders of NWB as provided in Section 4, above, or (b) later than September 30, 1999.

       6.           Any waiver by either party to this Agreement must be in writing and will not be construed as a continuing waiver. No waiver will be implied from any delay or failure by any party to this Agreement to take action on account of any default of the other party. Consent by any party to this Agreement to any act or omission by the other party will not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for consent to be obtained in any future or other instance.

       7.           All notices, approvals or consents given under this Agreement must be in writing. Notices will be effectively served upon delivery or, if mailed or sent by facsimile, upon receipt. The addresses and facsimile numbers of the parties are set forth after the signatures of the parties and may be changed by notice given in accordance with this Agreement.

       8.           This Agreement is governed by the law of the State of California.

2

EXHIBIT A

       9.           The terms of this Agreement will bind and benefit the successors and assigns of this parties.

       10.           If any lawsuit or arbitration is commenced to enforce any of the terms of this Agreement, the prevailing party will have the right to recover its reasonable attorneys’ fees and costs of suit from the other party.

       11.           Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender.

       12.           This Agreement may not be modified or amended except by a written agreement signed by the parties.

       13.           NWB and Nuevaco shall each from time to time as and when requested by the other, execute and deliver all documents and instruments and take all actions necessary or desirable to evidence or carry out the merger.

       14.           The Agreement and any attached Exhibits requiring signatures may be executed in counterparts, but all counterparts shall constitute but one and the same document. This Agreement may be executed by facsimile signature and any such facsimile signature shall be deemed an original for all purposes.

       15.           This Agreement is subject to the approval of the shareholders of each of the parties. NWB and Nuevaco each agrees to endeavor in good faith to obtain the approval of its shareholders.

New West Bancshares, lnc. a California, corporation			Nuevaco Corporation, a California corporation

By:			By:
	Its:	Pres/CEO		Its:	President

By:			By:
	Its:	Assistant Secretary		Its:	Secretary

1400-A Grant Avenue Novato, California 94945 Facsimile No: 415-898-3742			E51 Irwin Street, Suite 301 San Rafael, California 94901 Facsimile No. 415-453-7054

EXHIBIT A

3

RESOLUTIONS
OF THE
BOARD OF DIRECTORS
OF
NEW WEST BANCSHARES, INC.
REGARDING MERGER

WHEREAS, Nuevaco, Inc., a California corporation (“Nuevaco”), owns at least 90 percent of the outstanding shares of each class of this corporation, New West Bancshares, Inc., a California corporation (“Bancshares”); and

WHEREAS, Bancshares desires that Nuevaco merge into Bancshares in a short form merger pursuant to Corporations Code Section 1110 substantially on the terms and conditions set forth in a Merger Agreement in the form attached to this resolution as Exhibit A (the “Merger Agreement”);

NOW, THEREFORE, BE IT RESOLVED, that Nuevaco be merged into Bancshares pursuant to Corporations Code Section 1110 substantially on the terms and conditions set forth in the Merger Agreement (the “Merger”).

RESOLVED FURTHER that upon completion of the Merger this corporation will be the surviving corporation and assume all the debts, liabilities and obligations of Nuevaco.

RESOLVED FURTHER, that the president or any vice president and the secretary or any assistant secretary are authorized and directed to do all acts and to execute, verify, and file all documents necessary to effectuate the Merger pursuant to Corporations Code Section 1110 approved by these resolutions, including, but not limited to, execution, delivery and performance of the Merger Agreement and execution and filing of a Certificate of Ownership with the Secretary of State.

RESOLVED FURTHER, that the approval of the Merger contained in these resolutions is subject to the approval of the shareholders of this corporation as set forth in the Articles of incorporation.

RESOLVED FURTHER, that a special meeting of the shareholders shall be held on April 8, 1999, at 4:30 p.m. at 1400-A Grant Avenue, Novato, California 94945, for the purpose of considering the question of whether NWB should

EXHIBIT B

effect the Merger and that the record date for the determination of shareholders eligible to vote at such meeting is Mar. 15th, 1999.

Dated: Mar. 18th, 1999

Kimberly A. Petrini, President/Chief Executive Officer	Assist. Secretary

2

CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION OF
NEW WEST BANCSHARES, INC.

    Kimberly Petrini and Coreen Cordova certify that:

       1.           They are the President and the Secretary, respectively, of New West Bancshares, Inc., a California corporation.

Article Seven of the Articles of Incorporation is deleted in its entirety.

       2.           The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

       3.           The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 4,328,237. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more then 50%.

1

STATE OF CALIFORNIA
DEPARTMENT OF FINANCIAL INSTITUTIONS

CERTIFICATE OF APPROVAL OF NAME

    Pursuant to Section 3903 of the Financial Code, I, CONRAD W. HEWITT, Commissioner of Financial Institutions of the State of California, do hereby approve the name ‘‘NOVATO COMMUNITY BANK” as set forth in the attached Certificate of Amendment of Articles of Incorporation of New West Thrift and Loan Company.

    Given under my hand and official seal this 12th day of June, 1998, in the City of Sacramento, County of Sacramento, State of California.

CONRAD W. HEWITT Commissioner of Financial Institutions

By:
KENNETH SAYRE-PETERSON Senior Counsel

CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION OF
NEW WEST THRIFT AND LOAN COMPANY

    Kimberly A. Petrini and Frank Doodha certify that:

       1.           They are the President and Assistant Secretary, respectively, of New West Thrift and Loan Company, a California corporation.

       2.           Article One of the Articles of Incorporation of this corporation is amended to read:

“One: The name of the corporation is Novato Community Bank.”

       3.           The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

       4.           The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is one. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

       5.           We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: June 11, 1998

Kimberly A. Petrini, President

Frank Doodha, Assistant Secretary

2

STATE OF CALIFORNIA
DEPARTMENT OF CORPORATIONS

CERTIFICATE OF AUTHORITY TO ORGANIZE A CORPORATION TO
OPERATE AN INDUSTRIAL LOAN COMPANY
File No. 975 6620
NEW WEST THRIFT AND LOAN COMPANY

    Edward J. Boracchia, Dennis L. DuBois, George Bunting, Carl v. H. Engel, Anna B. Flynn, Daniel F. Holland, Martha Thorup and David D. Young, the applicants, have requested the Commissioner’s approval to organize and establish a corporation to be known as New West Thrift and Loan Company, for the purpose of engaging in business as an Industrial Loan Company, as provided in Division 7 of the California Financial Code.

    As the applicants appear to have satisfied the requirements of the Industrial Loan Law relating to the organization and establishment of an Industrial Loan Company, approval is hereby granted to applicants to organize a corporation for said purpose subject to the following provisions:

1.     That the corporation to be known as New West Thrift and Loan Company, shall be organized, and its main office established at the vicinity of the intersection of Redwood Boulevard and Grant Avenue, Novato, California.

2.     That subsequent to the filing with the Secretary of State of the State of California of Articles of Incorporation in substantially the same form as those filed with the Department of Corporations, the corporation, as then formed, shall sell and issue pursuant to the California Corporate Securities Law of 1968, capital stock for an aggregate cash consideration sufficient to meet the requirements of Sections 18130(b) and 18120 of the California Financial Code.

3.     That any and all shares shall be sold and issued only to New West Bancshares, Inc. and that any subsequent transfer or sale of said shares or additional shares shall be made only with the written consent of the Commissioner of Corporations.

4.     That all monies received for the sale of the shares shall be immediately deposited in a trust account with a national bank located in California, or a California bank. That the Commissioner of Corporations shall be notified in writing directly by the depository that the aggregate amount of $2,350,000 has been deposited in said trust account to the credit of the industrial loan company. The depository shall release said trust funds only upon written consent of the Commissioner of Corporations.

5.     That the Commissioner of Corporations be notified in writing of the date fixed as the opening date of said office.

6.     That said corporation shall pay to the Commissioner of Corporations the assessment required by Sections 18350 and 18352 of the California Financial Code.

7.     That said corporation confirm that it shall maintain and keep within California, all books, records, accounts and minutes of all meetings.

8.     That said corporation confirm that it shall maintain the funds of the corporation in banks, savings and loan institutions, or such financial institutions, located within the State of California.

9.     That said corporation submit a copy of the Articles of Incorporation filed with the Secretary of State of the State of California and submit proof of incorporation.

10.   That said corporation submit a copy of the Bylaws and any amendments thereto as adopted by the Board of Directors.

11.   That the corporation confirm in writing that there has been no significant change in the representations made in the application, as supplemented, and that its officers, directors, and management personnel, and stockholders will remain the same as originally proposed.

12.   That the corporation submit an original copy of the fidelity bond, with appropriate riders, as required under Section 18346 of the California Financial Code and the Commissioner’s Rule 1154. (The bond is subject to review and acceptance by the Commissioner).

13.   That the corporation confirm that it has been accepted for membership in the Federal Deposit Insurance Corporation.

14.   That the corporation file with the Commissioner of Corporations the “Customer Authorization of Disclosure” (Form No. LE500.258) required under the provisions of Section 18021 of the California Financial Code.

15.   That said corporation submit copies of the investment certificates it proposes to issue.

16.   That said corporation obtain a Chief Executive Officer that has been approved by the Commissioner of Corporations.

17.   If there will be an EDP system in use, prior non-disapproval is required. Also, please submit the name of the EDP system.

18.   That upon compliance with all of the above provisions the corporation obtain from the Commissioner a “Certificate of Authorization to Conduct Business as an Industrial Loan Company”.

19.   Failure to comply with all of the above provisions within six (6) months from the date appearing below shall automatically terminate the right to open said main office, without a complete refiling as is required by the Industrial Loan Law, unless the time is extended for cause upon written application filed within the six-month period.

The applicants having met the provisions of the Financial Code regarding the establishment of an Industrial Loan Company are hereby granted approval to organize and establish an Industrial Loan Company in accordance with the above provisions.

Dated: Los Angeles, California

NOV 07 1988	CHRISTINE W. BENDER Commissioner of Corporations

(Seal)	By
DOUG KIRK PATRICK Special Administrator Industrial Loan Law